EXHIBIT 10.1

WRITTEN CONSENT OF SHAREHOLDERS

IN LIEU OF MEETING

WHEREAS, the undersigned, being shareholders (the “Shareholders”) of Royalty Management Holding Corporation, a Delaware corporation (the “Company”), who own 9,947,073 shares of Class A Common Stock (the “Common Stock”), representing 66.7% of the total Common Stock outstanding on the record date of November 25, 2024, and deem it appropriate to vote all of their shares of Common Stock in favor of waiving all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a formal special meeting, pursuant to §228 of Chapter 1 of the Delaware General Corporation Law:

NOW, THEREFORE, BE IT RESOLVED, that the following actions are hereby taken:

1.      The Company shall change its domestication from the State of Delaware, where the Company is currently domiciled, to the State of Florida, and the Company shall refile any organizational documents, including the Company’s By-Laws, to reflect and effect this change.

2.      The Company is approved to engage CM3 Advisory for the 2024 year-end audit.

3.      Thomas Sauve, current Chairman of the Board of Directors of the Company, will resign as Chairman, but remain as Director of the Company.  Furthermore, the Company shall appoint D. Joshua Hawes as Chairman of the Board of Directors, which Mr. Hawes has accepted.

4.      The number of Directors on the Board of Directors of the Company has expanded to be five individuals from the current four.  Benjamin Wrightsman has been replaced as Director of the Company with W. Benjamin Kincaid, which Mr. Kincaid has accepted.  Mr. Kincaid will serve as the Chairman of the Nominating Committee of the Board of Directors and serve as member of the Board’s Compensation Committee and Audit Committee.

5.      The remaining Directors of the Company, specifically Ms. Griffith and Mr. Smith, have been appointed for another term.

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IN WITNESS WHEREOF, the undersigned, being Shareholders of the Company holding no less than a majority of the outstanding common shares of the Company, hereby execute this Written Consent of Shareholders in Lieu of Meeting.

Dated: As of November 25, 2024.

American Acquisition Ventures LLC By: /s/ Thomas M. Sauve	Liberty Hill Capital Management LLC By: /s/ Kirk P. Taylor
Name: Thomas M. Sauve	Name: Kirk P. Taylor
Title: President of the Sole Member	Title: Manager

First Frontier Capital LLC By: /s/ Thomas M. Sauve	White River Holdings LLC By: /s/ Mark C. Jensen
Name: Thomas M. Sauve	Name: Mark C. Jensen
Title: Manager	Title: Manager

Homewood Holdings LLC By: /s/ Mark J. LaVerghetta	Midwest General Investment Co. LLC By: /s/ Mark C. Jensen
Name: Mark J. LaVerghetta	Name: Mark C. Jensen
Title: Manager	Title: Manager

White River Ventures LLC By: /s/ Thomas M. Sauve	T Squared Partners LP By: /s/ Mark C. Jensen
Name: Thomas M. Sauve	Name: Mark C. Jensen
Title: Manager	Title: Manager of the General Partner

Company Receipt Acknowledged:

/s/ Thomas M. Sauve
Date: November 25, 2024
Chief Executive Officer & Director

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